Exhibit 4.1

Front Page

                         Incorporated under the Laws of
                              the State of Delaware

Number [Specimen]              PATHMARK STORES, INC.              [    ] Shares


                                  Common Stock


                  THIS CERTIFIES THAT [Name of Subscriber] is the registered holder of [Number of Shares to be issued] fully paid and nonassessable shares, par value $.01 per share, of the Common Stock of Pathmark Stores, Inc. (hereinafter and on the reverse hereof called the "Corporation"), transferable on the books of the Corporation only upon request of the holder hereof in person or of such holder's attorney, thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender of this Certificate properly endorsed or accompanied by a stock power duly executed.

                  The Corporation is authorized to issue 100,000,000 shares of Common Stock, par value $.01 each.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this __ day of _______, 20__.

-----------------------                      -----------------------------------
Chief Executive Officer                      Senior Vice President and Secretary

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                  FOR VALUE RECEIVED, ________________________ does hereby sell,

assign and transfer unto _______________________________________________________
                           (Please print or type name and address of assignee)

Shares evidenced by the within Certificate, and does hereby irrevocably constitute and appoint ________________________ attorney to transfer the said

Shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated __________________

In presence of:                                   ______________________________








_________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.